Exhibit 2.1

Execution Version

AMENDMENT NO. 1

TO THE

AGREEMENT AND PLAN OF MERGER

This Amendment No. 1, dated as of May 2, 2021 (this “Amendment”) to the Agreement and Plan of Merger, dated as of January 11, 2021 (the “Agreement”), is entered into by and among Farm Bureau Property & Casualty Insurance Company, an Iowa domiciled stock property and casualty insurance company (“Parent”), 5400 Merger Sub, Inc., an Iowa corporation (“Merger Sub”) and FBL Financial Group, Inc., an Iowa corporation (the “Company”). Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Agreement.

W I T N E S S E T H:

WHEREAS, in accordance with Section 9.02 of the Agreement, Parent, Merger Sub and the Company wish to amend the terms of the Agreement as provided in Article I below;

WHEREAS, the Special Committee has unanimously approved this Amendment;

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE I
AMENDMENT

1.       Recitals. The second recital in the Agreement is hereby amended by deleting the number “$56.00” and replacing it with “$61.00”.

2.       Articles of Incorporation of the Surviving Corporation. Exhibit A is hereby amended and restated in its entirety in the form attached hereto as Annex I.

3.       Effect of Merger on Capital Stock. Section 2.05(a) of the Agreement is hereby amended and restated in its entirety as follows:

(i) each common share, without par value, of Merger Sub that is issued and outstanding immediately prior to the Effective Time shall be converted into and become one (1) common share, without par value, of the Surviving Corporation and (ii) each share of Series C Cumulative Non-Voting Preferred Stock of Merger Sub shall become one share of Series C Cumulative Non-Voting Preferred Stock of the Surviving Corporation, having in respect of the Surviving Corporation insofar as possible (and without prejudice to the holders of each share of Series C Cumulative Non-Voting Preferred Stock) the same powers, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereon, that the Series C Cumulative Non-Voting Preferred Stock had immediately prior to such transaction;

4.       Merger Consideration. Section 2.05(b)(i) of the Agreement is hereby amended by deleting the number “$56.00” and replacing it with “$61.00”.

5.       Authorization and Recommendation. Section 4.04(c) of the Agreement shall be amended and restated in its entirety as follows:

On or prior to May 2, 2021, the Special Committee and the Company Board (upon the recommendation of the Special Committee) have adopted resolutions (i) determining that this Agreement, the Merger and the other transactions contemplated hereby are fair to, advisable and in the best interests of the Company and the Public Shareholders, (ii) approving and adopting this Agreement, the Merger and the other transactions contemplated hereby and (iii) declaring the advisability and recommending that the Company Shareholders adopt this Agreement (the “Company Recommendation”) and, as of May 2, 2021, such resolutions have not been subsequently rescinded, superseded or withdrawn in any way.

6.       Fairness Opinion. Section 4.04(d) of the Agreement shall be amended and restated in its entirety as follows:

The Special Committee has received an opinion of Barclays Capital Inc. (the “Special Committee Financial Advisor”), dated as of January 11, 2021, to the effect that, subject to the assumptions, qualifications and limitations set forth in such opinion and as of May 2, 2021, from a financial point of view, the Merger Consideration (without giving effect to Amendment No. 1 to the Agreement) is fair to the Public Shareholders and, as of the date hereof, such opinion has not been withdrawn, revoked or modified. A signed copy of such opinion was made available to Parent within one (1) Business Day of January 11, 2021. The Special Committee has received an opinion of the Special Committee Financial Advisor to the effect that, subject to the assumptions, qualifications and limitations set forth in such opinion and as of May 2, 2021, from a financial point of view, the Merger Consideration (for the avoidance of doubt, upon giving effect to Amendment No. 1 to the Agreement) is fair to the Public Shareholders and, as of May 2, 2021, such opinion has not been withdrawn, revoked or modified. A signed copy of such opinion shall be made available to Parent within three (3) Business Days of May 2, 2021.

7.       Date of Company Shareholders’ Meeting. Notwithstanding anything to the contrary contained in the Agreement (including Section 6.03 of the Agreement), unless the Agreement is terminated in accordance with its terms, the Company agrees that (i) the Company Shareholders’ Meeting shall be reconvened on May 21, 2021 (as previously announced by the Company at the adjournment of the Company Shareholders’ Meeting on April 29, 2021), (ii) the Company shall not postpone the Company Shareholders’ Meeting or change the record date of the Company Shareholders’ Meeting without the prior written consent of Parent and (iii) subject to compliance with clause (ii) above, the Company may, in its reasonable discretion, further adjourn the Company Shareholders’ Meeting after consultation with Parent, (A) to the extent necessary to ensure that any required supplement or amendment to the Proxy Statement is provided to the Company Shareholders within a reasonable amount of time in advance of the readjourned Company Shareholders’ Meeting, (B) to allow time for the filing and dissemination of any supplemental or amended disclosure document that the Special Committee has determined in good faith (after consultation with the Special Committee’s outside legal counsel) is required under applicable Law to be filed and disseminated or (C) to permit additional time to solicit the Required Shareholder Vote if sufficient proxies constituting the Required Shareholder Vote have not been received by the Company and (iv) the Company shall, to the extent requested by Parent, postpone or adjourn the Company Shareholders’ Meeting no more than once and for no more than thirty (30) days, to permit additional time to solicit the Required Shareholder Vote if sufficient proxies constituting the Required Shareholder Vote have not been received by the Company.

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8.       Outstanding Appraisal Rights. Section 7.03(e) of the Agreement is hereby amended by deleting “seven percent (7%)” and replacing it with “five percent (5%)”.

9.       Termination Fee. Section 8.03(a) of the Agreement is hereby amended by deleting the number “$18,477,300” and replacing it with “$20,127,059”.

10.     Expense Reimbursement.

(a)	Section 8.03(b) of the Agreement shall be amended and restated in its entirety as follows:

If this Agreement is terminated pursuant to Section 8.01(b)(iii) the Company shall within two (2) Business Days pay or cause to be paid $5,279,229 (such amount, the “Parent Expenses”); provided, that if within twelve (12) months after such termination, the Company either consummates an Acquisition Proposal or enters into a definitive agreement to consummate an Acquisition Proposal and the Company thereafter consummates such Acquisition Proposal (whether or not within such twelve (12) month period), then the Company shall upon the earliest of the consummation of such Acquisition Proposal or the entry into such definitive agreement with respect thereto, pay, or cause to be paid, to Parent an amount equal to the Termination Fee minus the Parent Expenses previously paid by the Company; provided, further, that for the purposes of this Section 8.03(b), references to “more than fifteen percent (15%)” in the definition of the term Acquisition Proposal shall be deemed to be references to “fifty percent (50%) or more.”

(b)	For the avoidance of doubt, Parent and Merger Sub shall not be required to provide any invoice or other documentation in connection with the payment of the Parent Expenses.

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ARTICLE II
MISCELLANEOUS

1.       No Other Amendments; Effectiveness. Except as expressly amended and/or superseded by this Amendment, the Agreement remains and shall remain in full force and effect. This Amendment shall not constitute an amendment or waiver of any provision of the Agreement, except as expressly set forth herein. Upon the execution and delivery hereof, the Agreement shall thereupon be deemed to be amended and supplemented as hereinabove set forth as fully and with the same effect as if the amendments and supplements made hereby were originally set forth in the Agreement. This Amendment and the Agreement shall each henceforth be read, taken and construed as one and the same instrument, but such amendments and supplements shall not operate so as to render invalid or improper any action heretofore taken under the Agreement. If and to the extent there are any inconsistencies between the Agreement and this Amendment with respect to the matters set forth herein, the terms of this Amendment shall control. References in the Agreement to the Agreement shall be deemed to mean the Agreement as amended by this Amendment. On and after the date of this Amendment, each reference to the Agreement, “this Agreement”, “hereof”, “hereunder”, “herein” or words of like import referring to the Agreement shall mean and be a reference to the Agreement as amended hereby provided, that references in the Agreement to “the date hereof” or “the date of this Agreement” or words of like import shall continue to refer to the date of January 11, 2021.

2.       Sections of the Agreement. Section 9.05, Section 9.06, Section 9.07, Section 9.08, Section 9.13, Section 9.14 and Section 9.15 of the Agreement are each hereby incorporated by reference mutatis mutandis.

[signature page follows]

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IN WITNESS WHEREOF, the Parties have duly executed this Agreement as of the date first written above.

FARM BUREAU PROPERTY & CASUALTY INSURANCE COMPANY

By:	/s/ Duane J. Johnson Jr.
	Name:	Duane J. Johnson Jr.
	Title:	Sr. Vice President & Secretary

5400 Merger Sub, Inc.

By:	/s/ Duane J. Johnson Jr.
	Name:	Duane J. Johnson Jr.
	Title:	Secretary

FBL FINANCIAL GROUP, INC.

By:	/s/ Daniel D. Pitcher
	Name:	Daniel D. Pitcher
	Title:	Chief Executive Officer

[Signature Page to Amendment No. 1 to Agreement and Plan of Merger]

ANNEX I

RESTATED ARTICLES OF INCORPORATION

OF

FBL FINANCIAL GROUP, INC.

TO THE SECRETARY OF STATE OF THE STATE OF IOWA:

Pursuant to Section 1007 of the Iowa Business Corporation Act, the undersigned corporation adopts the following Restated Articles of Incorporation.

ARTICLE I – NAME

The name of the corporation is FBL Financial Group, Inc. (the “Corporation”).

ARTICLE II – DURATION

The Corporation shall have perpetual duration.

ARTICLE III – POWERS

The Corporation shall have unlimited power to engage in and to do any lawful act concerning any and all lawful business for which corporations may be organized under the Iowa Business Corporation Act.

ARTICLE IV – CAPITAL STOCK

Section 1. The total number of shares of capital stock of all classes which the Corporation shall have authority to issue is 31,000,000 shares, which shall be divided into classes of which 6,000,000 shares shall be designated preferred stock without par value and 25,000,000 shares shall be designated common stock without par value.

Section 2. The common stock is subject to all the powers, rights, privileges, preferences and priorities of the preferred stock stated herein.

Section 3. No person holding shares of common stock may transfer, and the Corporation shall not register the transfer of such shares of common stock, whether by sale, assignment, gift, bequest, appointment or otherwise, except as permitted in a shareholders’ agreement by and among the Corporation and its shareholders. The Corporation shall note on the certificates representing the shares of common stock the restrictions on transfer imposed by or described herein.

Section 4. No holder of any share of any class of stock of the Corporation shall have any preemptive right to subscribe for or acquire additional shares of stock of any class of the Corporation or warrants or options to purchase, or securities convertible into, shares of any class of stock of the Corporation.

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Section 5. Whenever, at any time, dividends on the preferred stock shall have been paid or declared and set apart for payment, and after complying with respect to any retirement or sinking fund or funds for the preferred stock, the Board of Directors may declare and pay dividends on the common stock out of funds legally available for the payment of dividends, and the holders of shares of the preferred stock shall not be entitled to share therein.

Section 6. The preferred stock shall have voting powers, designations, preferences, and other special rights, qualifications, limitations and restrictions as set forth in this section. The preferred stock shall be designated as follows: (i) 5,000,000 shares as Series B Cumulative Voting Preferred Stock with no par value (hereinafter referred to as “Series B Preferred Stock”), and (ii) 1,000,000 shares as Series C Cumulative Non-Voting Preferred Stock with no par value (hereinafter referred to as “Series C Preferred Stock”).

A.	Series B Preferred Stock

1. Restricted Transfer Issue. Shares of Series B Preferred Stock shall be initially issued only to a Farm Bureau organization as defined in paragraph 9 hereof. In the event any shares of Series B Preferred Stock shall, as a result of any transfer or otherwise, cease to be beneficially owned, directly or indirectly by a Farm Bureau organization, the shares of Series B Preferred Stock ceasing to be so owned shall immediately and without any further action by the Corporation or the holder thereof, become subject to redemption by the Corporation, at the option of the Corporation, pursuant to paragraph 5 hereof. Certificates representing shares of Series B Preferred Stock shall be legended to reflect such right of redemption.

2. Dividends and Distributions.

(a) Subject to the provision for adjustment hereinafter set forth, the holders of shares of Series B Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors of the Corporation out of funds legally available therefor, cumulative cash dividends (“Series B Dividends”) in an amount per share equal to Three Cents ($0.03) per share per annum, payable quarterly, one-fourth on the last day of March, June, September and December (each a “Dividend Payment Date”), to holders of record at the start of business on such Dividend Payment Date. In the event that any Dividend Payment Date shall fall on any day other than a business day, the dividend payment due on such Dividend Payment Date shall be paid on the business day immediately preceding such Dividend Payment Date. Series B Dividends shall begin to accrue on outstanding shares of Series B Preferred Stock from the date of issuance of such shares of Series B Preferred Stock. Series B Dividends shall accrue on a daily basis whether the Corporation shall have earnings or surplus at the time. Series B Dividends accrued for any period less than a full quarterly period shall be computed on the basis of a 360-day year of 30-day months. Accrued but unpaid Series B Dividends shall cumulate as of the Dividend Payment Date on which they first become payable, but no interest shall accrue on accumulated but unpaid Series B Dividends.

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(b) So long as any Series B Preferred Stock shall be outstanding, no dividend shall be declared or paid or set apart for payment on any other series of stock ranking on a parity with the Series B Preferred Stock as to dividends, unless there shall also be or have been declared or paid or set apart for payment on the Series B Preferred Stock, dividends for all dividend payment periods of the Series B Preferred Stock ending on or before the dividend payment date of such parity stock, ratably in proportion to the respective amounts of dividends accumulated and unpaid through such dividend payment period of the Series B Preferred Stock and accumulated and unpaid or payable on such parity stock through the dividend payment period on such parity stock next preceding such dividend payment date. In the event that full cumulative dividends on the Series B Preferred Stock have not been declared and paid or set apart for payment when due, the Corporation shall not declare or pay or set apart for payment any dividends or make any other distributions on, or make any payment on account of the purchase, redemption or other retirement of, any other class of stock or series thereof of the Corporation ranking, as to dividends or as to distributions in the event of a liquidation, dissolution or winding-up of the Corporation, junior to the Series B Preferred Stock until full cumulative dividends on the Series B Preferred Stock shall have been declared and paid or set apart for payment; provided, however, that the foregoing shall not apply to (i) any dividend payable solely in any shares of stock ranking, as to dividends or as to distributions in the event of a liquidation, dissolution or winding-up of the Corporation, junior to the Series B Preferred Stock, or (ii) the acquisition of shares of any stock ranking, as to dividends or as to distributions in the event of a liquidation, dissolution or winding-up of the Corporation, junior to the Series B Preferred Stock either (A) pursuant to any employee or director incentive or benefit plan or arrangement (including any employment, severance or consulting agreement) of the Corporation or any subsidiary of the Corporation heretofore or hereafter adopted or (B) in exchange solely for shares of any other stock ranking junior to the Series B Preferred Stock.

3. Voting Rights. The holders of the shares of Series B Preferred Stock shall have the following voting rights:

(a) The holders of Series B Preferred Stock shall, if the holder is a Farm Bureau organization as defined in paragraph 9 hereof, be entitled to vote on all matters submitted to a vote of the holders of common stock of the Corporation, voting together with the holders of common stock as one class. Each share of the Series B Preferred Stock shall be entitled to one vote, adjusted as provided in paragraph 7 hereof. Notwithstanding the preceding provisions of this paragraph 3(a), the voting rights of the Series B Preferred Stock specified in this paragraph 3(a) shall terminate automatically in the event such Series B Preferred Stock shall cease to be beneficially owned, directly or indirectly, by a Farm Bureau organization as defined in paragraph 9 hereof, with respect to the shares ceasing to be so owned.

(b) Except as otherwise required by the Iowa Business Corporation Act or set forth herein, holders of Series B Preferred Stock shall have no special voting rights as a separate voting group and their consent shall not be required (except to the extent they are entitled to vote with holders of common stock as set forth herein) for the taking of any corporate action; provided, however, that the vote of at least a majority of the outstanding shares of Series B Preferred Stock, voting as a separate voting group, shall be necessary to adopt any alteration, amendment or repeal of any provision of the Restated Articles of Incorporation of the Corporation, as amended (including any such alteration, amendment or repeal effected by any merger or consolidation in which the Corporation is the surviving or resulting corporation) if such amendment, alteration or repeal would alter or change the powers, preferences or special rights of the shares of Series B Preferred Stock so as to affect them adversely.

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4. Liquidation, Dissolution or Winding-up.

(a) Upon any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, the holders of shares of Series B Preferred Stock shall be entitled to receive out of the assets of the Corporation which remain after the debts or obligations of the Corporation have been paid and which are available for payment to shareholders and subject to the rights of the holders of stock of the Corporation ranking senior to or on a parity with the Series B Preferred Stock in respect of distributions upon liquidation, dissolution or winding-up of the Corporation, before any amount shall be paid or distributed among the holders of common stock or any other shares ranking junior to the Series B Preferred Stock in respect of distributions upon liquidation, dissolution or winding-up of the Corporation, liquidating distributions in cash in the amount of Sixty Cents ($0.60) per share, plus an amount in cash equal to all accrued and unpaid dividends thereon to the date fixed for distribution. If upon any liquidation, dissolution or winding-up of the Corporation, the amounts payable with respect to the Series B Preferred Stock and any other stock ranking as to any such distribution on a parity with the Series B Preferred Stock are not paid in full, the holders of the Series B Preferred Stock and such other stock shall share ratably in any distribution of assets in proportion to the full respective preferential amounts to which they are entitled. After payment of the full amount to which they are entitled as provided by the foregoing provisions of this paragraph 4(a), the holders of shares of Series B Preferred Stock shall not be entitled to any further right or claim to any of the remaining assets of the Corporation.

(b) Neither the merger or consolidation of the Corporation with or into any other corporation, nor the merger or consolidation of any other corporation with or into the Corporation, nor the sale, transfer, exchange or lease of all or any portion of the assets of the Corporation, shall be deemed to be a dissolution, liquidation or winding-up of the affairs of the Corporation for purposes of this paragraph 4, but the holders of Series B Preferred Stock shall nevertheless be entitled in the event of any such merger or consolidation to the rights provided by paragraph 6 hereof.

(c) Written notice of any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, stating the payment date or dates when, and the place or places where, the amounts distributable to holders of Series B Preferred Stock in such circumstances shall be payable, shall be given by first-class mail, postage prepaid, mailed not less than twenty (20) days prior to any payment date stated therein, to the holders of shares of Series B Preferred Stock at the address shown on the books of the Corporation or any transfer agent for the Series B Preferred Stock.

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5. Redemption at the Option of the Corporation.

(a) Any shares of Series B Preferred Stock ceasing to be beneficially owned, directly or indirectly, by a Farm Bureau organization, shall be redeemable, in whole or in part, out of funds legally available therefor, at the option of the Corporation at any time after the date they ceased to be so owned by a Farm Bureau organization, at the price of Sixty Cents ($0.60) per share plus an amount equal to all accrued and unpaid dividends thereon to the date fixed for redemption (the “Redemption Price”).

(b) On and after the date when less than Ten Percent (10%) of the common stock of the Corporation is owned, directly or indirectly, by a Farm Bureau organization, any shares of Series B Preferred Stock shall be redeemable, in whole or in part, out of funds legally available therefor, at the option of the Corporation at any time at the Redemption Price.

(c) Unless otherwise required by law, notice of redemption will be sent to the holders of Series B Preferred Stock at the address shown on the books of the Corporation or any transfer agent for the Series B Preferred Stock by first class mail, postage prepaid, mailed not less than twenty (20) days nor more than sixty (60) days prior to the redemption date. Each such notice shall state: (i) the redemption date; (ii) the total number of shares of the Series B Preferred Stock to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (iii) the Redemption Price; (iv) the place or places where certificates for such shares are to be surrendered for payment of the Redemption Price; and (v) that dividends on the shares to be redeemed will cease to accrue on such redemption date. Upon the date fixed for redemption, the Corporation shall set aside cash funds having a value equal to the aggregate Redemption Price for the shares of Series B Preferred Stock to be redeemed. Payment of the Redemption Price shall be made by the Corporation within five (5) days after the date fixed for redemption upon surrender of the certificates evidencing the shares of Series B Preferred Stock so redeemed, properly endorsed or assigned for transfer.

(d) From and after the date fixed for redemption, and provided the Corporation shall have set aside funds sufficient to redeem the shares, dividends on shares of Series B Preferred Stock called for redemption will cease to accrue, such shares will no longer be deemed to be outstanding and all rights in respect of such shares of the Corporation shall cease, except the right to receive the Redemption Price therefor, without interest, upon surrender to the Corporation of the certificates evidencing such shares, properly endorsed or assigned for transfer. If less than all of the outstanding shares of Series B Preferred Stock are to be redeemed, the Corporation shall redeem a portion of the shares of each holder which is not a Farm Bureau organization determined pro rata based on the number of shares held by each such holder.

6.	Consolidation, Merger, etc.

(a) In the event that the Corporation shall consummate any consolidation or merger or similar transaction, however named, pursuant to which the outstanding shares of common stock are by operation of law exchanged solely for or changed, reclassified or converted solely into stock of any successor or resulting corporation (including the Corporation), and, if applicable, for a cash payment in lieu of fractional shares, if any, the shares of Series B Preferred Stock shall be assumed by and shall become preferred stock of such successor or resulting corporation, having in respect of such corporation insofar as possible the same powers, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereon, that the Series B Preferred Stock had immediately prior to such transaction. The rights of the Series B Preferred Stock as preferred stock of such successor or resulting corporation shall successively be subject to adjustments pursuant to paragraph 7 hereof after any such transaction as nearly equivalent to the adjustments provided for by such paragraph prior to such transaction. The Corporation shall not consummate any such merger, consolidation or similar transaction unless all then outstanding shares of the Series B Preferred Stock shall be assumed and authorized by the successor or resulting corporation as aforesaid.

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(b) In the event the Corporation shall enter into any agreement providing for any consolidation or merger or similar transaction described in paragraph 6(a), then the Corporation shall as soon as practicable thereafter (and in any event at least ten (10) business days before consummation of such transaction) give notice of such agreement and the material terms thereof to each holder of Series B Preferred Stock and each such holder shall have the right to elect, by written notice to the Corporation, to receive, upon consummation of such transaction (if and when such transaction is consummated), from the Corporation or the successor of the Corporation, in redemption and retirement of such Series B Preferred Stock, a cash payment equal to the amount payable in respect of shares of Series B Preferred Stock at the Redemption Price. No such notice of redemption shall be effective unless given to the Corporation prior to the close of business on the fifth business day prior to consummation of such transaction, unless the Corporation or the successor of the Corporation shall waive such prior notice, but any notice of redemption so given prior to such time may be withdrawn by notice of withdrawal given to the Corporation prior to the close of business on the fifth business day prior to consummation of such transaction.

7.	Anti-dilution Voting Adjustments.

(a) In the event the Corporation shall, at any time or from time to time while any of the shares of the Series B Preferred Stock are outstanding, (i) pay any dividend or make a distribution in respect of the common stock in shares of common stock, (ii) subdivide the outstanding shares of common stock, or (iii) combine the outstanding shares of common stock into a smaller number of shares, in each case whether by reclassification of shares, recapitalization of the Corporation (including a recapitalization effected by a merger or consolidation to which paragraph 6 hereof does not apply) or otherwise, the voting rights of a share of Series B Preferred Stock in effect immediately prior to such action shall be adjusted by multiplying such voting right by a fraction, the numerator of which is the number of shares of common stock outstanding immediately after such event and the denominator of which is the number of shares of common stock outstanding immediately before such event. An adjustment made pursuant to this paragraph 7(a) shall be given effect, upon declaration of such a dividend or distribution, as of the record date for the determination of shareholders entitled to receive such dividend or distribution (on a retroactive basis) and in the case of a subdivision or combination shall become effective immediately as of the effective date thereof.

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(b) Notwithstanding any other provisions of this paragraph 7, the Corporation shall not be required to make any adjustment of the voting rights of Series B Preferred Stock unless such adjustment would require an increase or decrease of at least one percent (1%) in the voting rights. Any lesser adjustment shall be carried forward and shall be made no later than the time of, and together with, the next subsequent adjustment which, together with any adjustment or adjustments so carried forward, shall amount to an increase or decrease of at least one percent (1%) in the voting rights.

(c) If the Corporation shall make any dividend or distribution of the common stock or issue any common stock, other capital stock or other security of the Corporation or any rights or warrants to purchase or acquire any such security, which transaction does not result in an adjustment to the voting rights pursuant to the foregoing provisions of this paragraph 7, the Board of Directors of the Corporation shall consider whether such action is of such a nature that an adjustment to the voting rights should equitably be made in respect of such transaction. If in such case the Board of Directors of the Corporation determines that an adjustment to the voting rights should be made, an adjustment shall be made effective as of such date, as determined by the Board of Directors of the Corporation. The determination of the Board of Directors of the Corporation as to whether an adjustment to the voting rights of the Series B Preferred Stock should be made pursuant to the foregoing provisions of this paragraph 7(c), and, if so, as to what adjustment should be made and when, shall be final and binding on the Corporation and all shareholders of the Corporation.

(d) Whenever an adjustment to the voting rights of the Series B Preferred Stock is required pursuant hereto, the Corporation shall forthwith place on file with the transfer agent for the common stock and the Series B Preferred Stock, if any, and with the Secretary of the Corporation, a statement signed by two officers of the Corporation stating the voting rights (as appropriately adjusted), of the Series B Preferred Stock. Such statement shall set forth in reasonable detail such facts as shall be necessary to show the reason and the manner of computing such adjustment, including any determination of fair market value involved in such computation. Promptly after each adjustment to the voting rights of the Series B Preferred Stock, the Corporation shall mail a notice thereof to each holder of shares of the Series B Preferred Stock.

8.	Ranking; Retirement of Shares.

(a) The Series B Preferred Stock shall rank senior to the common stock as to the payment of dividends and the distribution of assets upon liquidation, dissolution and winding-up of the Corporation, and, unless otherwise provided in the Restated Articles of Incorporation of the Corporation, or a certificate of designation relating to any other series of preferred stock of the Corporation, the Series B Preferred Stock shall rank on a parity with all other series of the Corporation’s preferred stock, as to the payment of dividends and the distribution of assets on liquidation, dissolution or winding-up.

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(b) Any shares of Series B Preferred Stock acquired by the Corporation by reason of the redemption of such shares as provided herein, or otherwise so acquired, shall be retired as shares of Series B Preferred Stock and restored to the status of authorized but unissued shares of preferred stock of the Corporation, undesignated as to series, and may thereafter be reissued as part of a new series of such preferred stock as permitted by law.

9.            Definition of Farm Bureau Organization. For purposes hereof, “Farm Bureau organization” shall mean (i) the American Farm Bureau Federation, an Illinois not for profit corporation formed to promote agriculture and to correlate and strengthen various state Farm Bureau federations, county Farm Bureau federations and any other state organizations controlled by or under common control with any of such federations; and (ii) the state Farm Bureau federations, the county Farm Bureau federations, and all corporations, partnerships, and other entities controlled by or under common control with the American Farm Bureau Federation, any state Farm Bureau federation, or any county Farm Bureau federation, or entity authorized by the American Farm Bureau Federation to use the trade-names, “Farm Bureau” or “FB” in its name or operations.

10.	Miscellaneous.

(a) All notices referred to herein shall be in writing, and all notices hereunder shall be deemed to have been given upon the earlier of receipt thereof or three (3) business days after the mailing thereof if sent by registered mail (unless first-class mail shall be specifically permitted for such notice under the terms hereof) with postage prepaid, addressed: (i) if to the Corporation, to its office at 5400 University Avenue, West Des Moines, Iowa 50266 (Attention: Secretary) or other agent of the Corporation designated as permitted herein, or (ii) if to any holder of the Series B Preferred Stock or common stock, as the case may be, to such holder at the address of such holder as listed in the stock record books of the Corporation (which may include the records of any transfer agent for the Series B Preferred Stock or common stock, as the case may be), or (iii) to such other address as the Corporation or any such holder, as the case may be, shall have designated by notice similarly given.

(b) The term “common stock” as used herein means the Corporation’s no par value common stock, or any other class of stock resulting from successive changes or reclassifications of such common stock consisting solely of changes in par value, or from par value to no par value or from no par value to par value.

(c) The Corporation shall pay any and all stock transfer and documentary stamp taxes that may be payable in respect of any issuance or delivery of shares of Series B Preferred Stock or certificates representing such shares or securities. The Corporation shall not, however, be required to pay any such tax which may be payable in respect of any transfer involved in the issuance or delivery of shares of Series B Preferred Stock in a name other than that in which the shares of Series B Preferred Stock with respect to which such shares or other securities are issued or delivered were registered, or in respect of any payment to any person with respect to any such shares or securities other than a payment to the registered holder thereof, and shall not be required to make any such issuance, delivery or payment unless and until the person otherwise entitled to such issuance, delivery or payment has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid or is not payable.

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(d) Unless otherwise provided in the Restated Articles of Incorporation of the Corporation, all payments in the form of dividends, distributions on voluntary or involuntary dissolution, liquidation or winding-up or otherwise made upon the shares of Series B Preferred Stock and any other stock ranking on a parity with the Series B Preferred Stock with respect to such dividend or distribution shall be made pro rata, so that amounts paid per share on the Series B Preferred Stock and such other stock shall in all cases bear to each other the same ratio that the required dividends, distributions or payments, as the case may be, then payable per share on the shares of the Series B Preferred Stock and such other stock bear to each other.

(e) The Corporation may (but shall not be required to) appoint, and from time to time discharge and change, a transfer agent for the Series B Preferred Stock. Upon any such appointment or discharge of a transfer agent, the Corporation shall send notice thereof by first-class mail, postage prepaid, to each holder of record of Series B Preferred Stock.

B.        Series C Preferred Stock

1. Restricted Issue. Shares of Series C Preferred Stock shall be initially issued only to a Farm Bureau organization as defined in paragraph 9 hereof.

2. Dividends and Distributions.

(a) Subject to the provision for adjustment hereinafter set forth, the holders of shares of Series C Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors of the Corporation out of funds legally available therefor, cumulative cash dividends (“Series C Dividends”) in an amount per share equal to Two Dollars and Eighty Cents ($2.80) per share per annum, payable quarterly, one-fourth on the last day of March, June, September and December (each a “Dividend Payment Date”), to holders of record at the start of business on such Dividend Payment Date. In the event that any Dividend Payment Date shall fall on any day other than a business day, the dividend payment due on such Dividend Payment Date shall be paid on the business day immediately preceding such Dividend Payment Date. Series C Dividends shall begin to accrue on outstanding shares of Series C Preferred Stock from the date of issuance of such shares of Series C Preferred Stock. Series C Dividends shall accrue on a daily basis whether the Corporation shall have earnings or surplus at the time. Series C Dividends accrued for any period less than a full quarterly period shall be computed on the basis of a 360-day year of 30-day months. Accrued but unpaid Series C Dividends shall cumulate as of the Dividend Payment Date on which they first become payable, but no interest shall accrue on accumulated but unpaid Series C Dividends.

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(b) So long as any Series C Preferred Stock shall be outstanding, no dividend shall be declared or paid or set apart for payment on any other series of stock ranking on a parity with the Series C Preferred Stock as to dividends, unless there shall also be or have been declared or paid or set apart for payment on the Series C Preferred Stock, dividends for all dividend payment periods of the Series C Preferred Stock ending on or before the dividend payment date of such parity stock, ratably in proportion to the respective amounts of dividends accumulated and unpaid through such dividend payment period of the Series C Preferred Stock and accumulated and unpaid or payable on such parity stock through the dividend payment period on such parity stock next preceding such dividend payment date. In the event that full cumulative dividends on the Series C Preferred Stock have not been declared and paid or set apart for payment when due, the Corporation shall not declare or pay or set apart for payment any dividends or make any other distributions on, or make any payment on account of the purchase, redemption or other retirement of, any other class of stock or series thereof of the Corporation ranking, as to dividends or as to distributions in the event of a liquidation, dissolution or winding-up of the Corporation, junior to the Series C Preferred Stock until full cumulative dividends on the Series C Preferred Stock shall have been declared and paid or set apart for payment; provided, however, that the foregoing shall not apply to (i) any dividend payable solely in any shares of stock ranking, as to dividends or as to distributions in the event of a liquidation, dissolution or winding-up of the Corporation, junior to the Series C Preferred Stock, or (ii) the acquisition of shares of any stock ranking, as to dividends or as to distributions in the event of a liquidation, dissolution or winding-up of the Corporation, junior to the Series C Preferred Stock either (A) pursuant to any employee or director incentive or benefit plan or arrangement (including any employment, severance or consulting agreement) of the Corporation or any subsidiary of the Corporation heretofore or hereafter adopted or (B) in exchange solely for shares of any other stock ranking junior to the Series C Preferred Stock.

3. Voting Rights. Except as otherwise required by the Iowa Business Corporation Act or set forth herein, holders of Series C Preferred Stock shall have no voting rights as a separate voting group and their consent shall not be required for the taking of any corporate action; provided, however, that the vote of at least a majority of the outstanding shares of Series C Preferred Stock, voting as a separate voting group, shall be necessary to adopt any alteration, amendment or repeal of any provision of the Restated Articles of Incorporation of the Corporation, as amended (including any such alteration, amendment or repeal effected by any merger or consolidation in which the Corporation is the surviving or resulting corporation) if such amendment, alteration or repeal would alter or change the powers, preferences or special rights of the shares of Series C Preferred Stock so as to affect them adversely. As to all matters for which voting by the holders of Series C Preferred Stock is required by the Iowa Business Corporation Act or is required herein, each share of the Series C Preferred Stock shall be entitled to one vote.

4. Liquidation, Dissolution or Winding-up.

(a) Upon any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, the holders of shares of Series C Preferred Stock shall be entitled to receive out of the assets of the Corporation which remain after the debts or obligations of the Corporation have been paid and which are available for payment to shareholders and subject to the rights of the holders of stock of the Corporation ranking senior to or on a parity with the Series C Preferred Stock in respect of distributions upon liquidation, dissolution or winding-up of the Corporation, before any amount shall be paid or distributed among the holders of common stock or any other shares ranking junior to the Series C Preferred Stock in respect of distributions upon liquidation, dissolution or winding-up of the Corporation, liquidating distributions in cash in the amount of Fifty Six Dollars ($56.00) per share, plus an amount in cash equal to all accrued and unpaid dividends thereon to the date fixed for distribution. If upon any liquidation, dissolution or winding-up of the Corporation, the amounts payable with respect to the Series C Preferred Stock and any other stock ranking as to any such distribution on a parity with the Series C Preferred Stock are not paid in full, the holders of the Series C Preferred Stock and such other stock shall share ratably in any distribution of assets in proportion to the full respective preferential amounts to which they are entitled. After payment of the full amount to which they are entitled as provided by the foregoing provisions of this paragraph 4(a), the holders of shares of Series C Preferred Stock shall not be entitled to any further right or claim to any of the remaining assets of the Corporation.

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(b) Neither the merger or consolidation of the Corporation with or into any other corporation, nor the merger or consolidation of any other corporation with or into the Corporation, nor the sale, transfer, exchange or lease of all or any portion of the assets of the Corporation, shall be deemed to be a dissolution, liquidation or winding-up of the affairs of the Corporation for purposes of this paragraph 4, but the holders of Series C Preferred Stock shall nevertheless be entitled in the event of any such merger or consolidation to the rights provided by paragraph 6 hereof.

(c) Written notice of any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, stating the payment date or dates when, and the place or places where, the amounts distributable to holders of Series C Preferred Stock in such circumstances shall be payable, shall be given by first-class mail, postage prepaid, mailed not less than twenty (20) days prior to any payment date stated therein, to the holders of shares of Series C Preferred Stock at the address shown on the books of the Corporation or any transfer agent for the Series C Preferred Stock.

5. Redemption at the Option of the Corporation.

(a) Shares of Series C Preferred Stock shall be redeemable, in whole or in part, out of funds legally available therefor, at the option of the Corporation at any time at the price of Fifty Six Dollars ($56.00) per share plus an amount equal to all accrued and unpaid dividends thereon to the date fixed for redemption (the “Redemption Price”).

(b) Unless otherwise required by law, notice of redemption will be sent to the holders of Series C Preferred Stock at the address shown on the books of the Corporation or any transfer agent for the Series C Preferred Stock by first class mail, postage prepaid, mailed not less than twenty (20) days nor more than sixty (60) days prior to the redemption date. Each such notice shall state: (i) the redemption date; (ii) the total number of shares of the Series C Preferred Stock to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (iii) the Redemption Price; (iv) the place or places where certificates for such shares are to be surrendered for payment of the Redemption Price; and (v) that dividends on the shares to be redeemed will cease to accrue on such redemption date. Upon the date fixed for redemption, the Corporation shall set aside cash funds having a value equal to the aggregate Redemption Price for the shares of Series C Preferred Stock to be redeemed. Payment of the Redemption Price shall be made by the Corporation within five (5) days after the date fixed for redemption upon surrender of the certificates evidencing the shares of Series C Preferred Stock so redeemed, properly endorsed or assigned for transfer.

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(c) From and after the date fixed for redemption, and provided the Corporation shall have set aside funds sufficient to redeem the shares, dividends on shares of Series C Preferred Stock called for redemption will cease to accrue, such shares will no longer be deemed to be outstanding and all rights in respect of such shares of the Corporation shall cease, except the right to receive the Redemption Price therefor, without interest, upon surrender to the Corporation of the certificates evidencing such shares, properly endorsed or assigned for transfer. If less than all of the outstanding shares of Series C Preferred Stock are to be redeemed, the Corporation shall redeem a portion of the shares of each holder pro rata based on the number of shares held by each such holder.

6. Consolidation, Merger, etc.

(a) In the event that the Corporation shall consummate any consolidation or merger or similar transaction, however named, pursuant to which the outstanding shares of common stock are by operation of law exchanged solely for or changed, reclassified or converted solely into stock of any successor or resulting corporation (including the Corporation), and, if applicable, for a cash payment in lieu of fractional shares, if any, the shares of Series C Preferred Stock shall be assumed by and shall become preferred stock of such successor or resulting corporation, having in respect of such corporation insofar as possible the same powers, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereon, that the Series C Preferred Stock had immediately prior to such transaction. The rights of the Series C Preferred Stock as preferred stock of such successor or resulting corporation shall successively be subject to adjustments pursuant to paragraph 7 hereof after any such transaction as nearly equivalent to the adjustments provided for by such paragraph prior to such transaction. The Corporation shall not consummate any such merger, consolidation or similar transaction unless all then outstanding shares of the Series C Preferred Stock shall be assumed and authorized by the successor or resulting corporation as aforesaid.

(b) In the event the Corporation shall enter into any agreement providing for any consolidation or merger or similar transaction described in paragraph 6(a), then the Corporation shall as soon as practicable thereafter (and in any event at least ten (10) business days before consummation of such transaction) give notice of such agreement and the material terms thereof to each holder of Series C Preferred Stock and each such holder shall have the right to elect, by written notice to the Corporation, to receive, upon consummation of such transaction (if and when such transaction is consummated), from the Corporation or the successor of the Corporation, in redemption and retirement of such Series C Preferred Stock, a cash payment equal to the amount payable in respect of shares of Series C Preferred Stock at the Redemption Price. No such notice of redemption shall be effective unless given to the Corporation prior to the close of business on the fifth business day prior to consummation of such transaction, unless the Corporation or the successor of the Corporation shall waive such prior notice, but any notice of redemption so given prior to such time may be withdrawn by notice of withdrawal given to the Corporation prior to the close of business on the fifth business day prior to consummation of such transaction.

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7. Anti-dilution Voting Adjustments.

(a) In the event the Corporation shall, at any time or from time to time while any of the shares of the Series C Preferred Stock are outstanding, (i) pay any dividend or make a distribution in respect of the common stock in shares of common stock, (ii) subdivide the outstanding shares of common stock, or (iii) combine the outstanding shares of common stock into a smaller number of shares, in each case whether by reclassification of shares, recapitalization of the Corporation (including a recapitalization effected by a merger or consolidation to which paragraph 6 hereof does not apply) or otherwise, the voting rights of a share of Series C Preferred Stock in effect immediately prior to such action (as limited by paragraph 3 hereof) shall be adjusted by multiplying such voting right by a fraction, the numerator of which is the number of shares of common stock outstanding immediately after such event and the denominator of which is the number of shares of common stock outstanding immediately before such event. An adjustment made pursuant to this paragraph 7(a) shall be given effect, upon declaration of such a dividend or distribution, as of the record date for the determination of shareholders entitled to receive such dividend or distribution (on a retroactive basis) and in the case of a subdivision or combination shall become effective immediately as of the effective date thereof.

(b) Notwithstanding any other provisions of this paragraph 7, the Corporation shall not be required to make any adjustment of the voting rights of Series C Preferred Stock unless such adjustment would require an increase or decrease of at least one percent (1%) in the voting rights. Any lesser adjustment shall be carried forward and shall be made no later than the time of, and together with, the next subsequent adjustment which, together with any adjustment or adjustments so carried forward, shall amount to an increase or decrease of at least one percent (1%) in the voting rights.

(c) If the Corporation shall make any dividend or distribution of the common stock or issue any common stock, other capital stock or other security of the Corporation or any rights or warrants to purchase or acquire any such security, which transaction does not result in an adjustment to the voting rights pursuant to the foregoing provisions of this paragraph 7, the Board of Directors of the Corporation shall consider whether such action is of such a nature that an adjustment to the voting rights should equitably be made in respect of such transaction. If in such case the Board of Directors of the Corporation determines that an adjustment to the voting rights should be made, an adjustment shall be made effective as of such date, as determined by the Board of Directors of the Corporation. The determination of the Board of Directors of the Corporation as to whether an adjustment to the voting rights of the Series C Preferred Stock should be made pursuant to the foregoing provisions of this paragraph 7(c), and, if so, as to what adjustment should be made and when, shall be final and binding on the Corporation and all shareholders of the Corporation.

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(d) Whenever an adjustment to the voting rights of the Series C Preferred Stock is required pursuant hereto, the Corporation shall forthwith place on file with the transfer agent for the common stock and the Series C Preferred Stock, if any, and with the Secretary of the Corporation, a statement signed by two officers of the Corporation stating the voting rights (as appropriately adjusted), of the Series C Preferred Stock. Such statement shall set forth in reasonable detail such facts as shall be necessary to show the reason and the manner of computing such adjustment, including any determination of fair market value involved in such computation. Promptly after each adjustment to the voting rights of the Series C Preferred Stock, the Corporation shall mail a notice thereof to each holder of shares of the Series C Preferred Stock.

8. Ranking; Retirement of Shares.

(a) The Series C Preferred Stock shall rank senior to the common stock as to the payment of dividends and the distribution of assets upon liquidation, dissolution and winding-up of the Corporation, and, unless otherwise provided in the Restated Articles of Incorporation of the Corporation, or a certificate of designation relating to any other series of preferred stock of the Corporation, the Series C Preferred Stock shall rank on a parity with all other series of the Corporation’s preferred stock, as to the payment of dividends and the distribution of assets on liquidation, dissolution or winding-up.

(b) Any shares of Series C Preferred Stock acquired by the Corporation by reason of the redemption of such shares as provided herein, or otherwise so acquired, shall be retired as shares of Series C Preferred Stock and restored to the status of authorized but unissued shares of preferred stock of the Corporation, undesignated as to series, and may thereafter be reissued as part of a new series of such preferred stock as permitted by law.

9. Definition of Farm Bureau Organization. For purposes hereof, “Farm Bureau organization” shall mean (i) the American Farm Bureau Federation, an Illinois not for profit corporation formed to promote agriculture and to correlate and strengthen various state Farm Bureau federations, county Farm Bureau federations and any other state organizations controlled by or under common control with any of such federations; and (ii) the state Farm Bureau federations, the county Farm Bureau federations, and all corporations, partnerships, and other entities controlled by or under common control with the American Farm Bureau Federation, any state Farm Bureau federation, or any county Farm Bureau federation, or entity authorized by the American Farm Bureau Federation to use the trade-names, “Farm Bureau” or “FB” in its name or operations.

10. Miscellaneous.

(a) All notices referred to herein shall be in writing, and all notices hereunder shall be deemed to have been given upon the earlier of receipt thereof or three (3) business days after the mailing thereof if sent by registered mail (unless first-class mail shall be specifically permitted for such notice under the terms hereof) with postage prepaid, addressed: (i) if to the Corporation, to its office at 5400 University Avenue, West Des Moines, Iowa 50266 (Attention: Secretary) or other agent of the Corporation designated as permitted herein, or (ii) if to any holder of the Series C Preferred Stock or common stock, as the case may be, to such holder at the address of such holder as listed in the stock record books of the Corporation (which may include the records of any transfer agent for the Series C Preferred Stock or common stock, as the case may be), or (iii) to such other address as the Corporation or any such holder, as the case may be, shall have designated by notice similarly given.

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(b) The term “common stock” as used herein means the Corporation’s no par value common stock, or any other class of stock resulting from successive changes or reclassifications of such common stock consisting solely of changes in par value, or from par value to no par value or from no par value to par value.

(c) The Corporation shall pay any and all stock transfer and documentary stamp taxes that may be payable in respect of any issuance or delivery of shares of Series C Preferred Stock or certificates representing such shares or securities. The Corporation shall not, however, be required to pay any such tax which may be payable in respect of any transfer involved in the issuance or delivery of shares of Series C Preferred Stock in a name other than that in which the shares of Series C Preferred Stock with respect to which such shares or other securities are issued or delivered were registered, or in respect of any payment to any person with respect to any such shares or securities other than a payment to the registered holder thereof, and shall not be required to make any such issuance, delivery or payment unless and until the person otherwise entitled to such issuance, delivery or payment has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid or is not payable.

(d) Unless otherwise provided in the Restated Articles of Incorporation of the Corporation, all payments in the form of dividends, distributions on voluntary or involuntary dissolution, liquidation or winding-up or otherwise made upon the shares of Series C Preferred Stock and any other stock ranking on a parity with the Series C Preferred Stock with respect to such dividend or distribution shall be made pro rata, so that amounts paid per share on the Series C Preferred Stock and such other stock shall in all cases bear to each other the same ratio that the required dividends, distributions or payments, as the case may be, then payable per share on the shares of the Series C Preferred Stock and such other stock bear to each other.

(e) The Corporation may (but shall not be required to) appoint, and from time to time discharge and change, a transfer agent for the Series C Preferred Stock. Upon any such appointment or discharge of a transfer agent, the Corporation shall send notice thereof by first-class mail, postage prepaid, to each holder of record of Series C Preferred Stock.

ARTICLE V – REGISTERED OFFICE AND AGENT

The street address of the Corporation’s registered office in Iowa and the name of its registered agent at that office is Edward G. Parker, 5400 University Avenue, West Des Moines, Iowa 50266.

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ARTICLE VI – DIRECTORS

Section 1. Except as otherwise provided by law, all corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed by or under the direction of, the Board of Directors.

Section 2. The number of members of the Board of Directors and the procedures for electing directors shall be set forth in a shareholders’ agreement by and among the Corporation and its shareholders.

ARTICLE VII – PERSONAL LIABILITY OF DIRECTORS

A director of this Corporation shall not be liable to the Corporation or its shareholders for money damages for any action taken, or any failure to take any action, as a director, except liability for (1) the amount of a financial benefit received by a director to which the director is not entitled; (2) an intentional infliction of harm on the Corporation or the shareholders; (3) a violation of section 490.833 of the Code of Iowa; and (4) an intentional violation of criminal law. No amendments to or repeal of this Article shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of said director occurring prior to such amendment or repeal. If Iowa law is hereafter changed to permit further elimination or limitation of the liability of directors for monetary damages to the Corporation or its shareholders, then the liability of a director of this Corporation shall be automatically eliminated or limited to the full extent then permitted without further action of the Corporation or its Board of Directors. The directors of this Corporation have agreed to serve and assume the duties of directors in reliance upon the provisions of this Article.

ARTICLE VIII – INDEMNIFICATION OF DIRECTORS

Each individual who is or was a director of the Corporation (and the heirs, executors, personal representatives of administrators of such individual) who was or is made a party to, or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director of the Corporation or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, or agent of another corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise (“Indemnitee”), shall be indemnified and held harmless by the Corporation to the fullest extent permitted by applicable law, as the same exists or may hereafter be amended. An Indemnitee shall be indemnified by the Corporation for any action taken, or failure to take any action, as a director, except liability for (1) receipt of a financial benefit to which the person is not entitled; (2) an intentional infliction of harm on the Corporation or the shareholders; (3) a violation of section 490.833 of the Code of Iowa; and (4) an intentional violation of criminal law. In addition to the indemnification conferred in this Article, the Indemnitee shall also be entitled to have paid directly by the Corporation the expenses reasonably incurred in defending any such proceeding against such Indemnitee in advance of its final disposition, to the fullest extent authorized by applicable law, as the same exists or may hereafter be amended. This Article shall prevail over any inconsistent bylaw or resolution adopted by the Corporation.

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CERTIFICATE OF ADOPTION

The duly adopted Restated Articles of Incorporation set forth above supersede the original articles of incorporation and all amendments thereto and consolidate the original articles of incorporation and all amendments thereto into a single document. The Restated Articles of Incorporation amend the articles of incorporation, requiring shareholder approval. The Restated Articles of Incorporation were duly approved by the shareholders in the manner required by the Iowa Business Corporation Act and by the articles of incorporation.

IN WITNESS WHEREOF, I have set my hand hereto this ______ day of ____________, 2021.

FBL FINANCIAL GROUP, INC.

By:
Duane J. Johnson, Jr.
Secretary, FBL Financial Group, Inc.

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